UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 05, 2026

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 5, 2026, Interactive Strength Inc. (the “Company”) filed the Certificate of Designation of Series D1 Convertible Preferred Stock, Series D2 Convertible Preferred Stock, and Series D3 Convertible Preferred Stock of Interactive Strength Inc. (the “Series D Certificate”) with the Secretary of State of the State of Delaware.

The Series D Certificate designated (i) 4,750,000 shares of the Company’s authorized preferred stock as Series D1 Convertible Preferred Stock (the “Series D1 Preferred Stock”), (ii) 1,000,000 shares of the Company’s authorized preferred stock as Series D2 Convertible Preferred Stock (the “Series D2 Preferred Stock”), and (iii) 500,000 shares of the Company’s authorized preferred stock as Series D3 Convertible Preferred Stock (the “Series D3 Preferred Stock,” and, collectively with the Series D1 Preferred Stock and Series D2 Preferred Stock, the “Series D Preferred Stock”). The Series D Preferred Stock does not have any voting rights other than those required by law or the Company’s Certificate of Incorporation, as amended.

The Company plans on issuing all of the 4,750,000 designated shares of Series D1 Preferred Stock, 1,000,000 designated shares of Series D2 Preferred Stock and 500,000 designated shares of Series D3 Preferred Stock in connection with the closing of the acquisition of Ergatta, Inc.

Subject to certain restrictions specified in the Series D Certificate, and applicable legal and regulatory requirements, including without limitation, the listing requirements of the Nasdaq Stock Market, all outstanding shares of Series D Preferred Stock shall automatically be converted into such whole number of fully paid and non-assessable shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) as is determined by dividing the Original Issue Price by the quotient of (x) the Conversion Price (as defined in the Series D Certificate) divided by (y) the D1 Scaling Factor, D2 Scaling Factor, or D3 Scaling Factor (each as defined in the Series D Certificate), as applicable. Each share of Series D1 Preferred Stock and Series D2 Preferred Stock shall convert into shares of Common Stock on May 3, 2027, and each share of Series D3 Preferred Stock shall convert to shares of Common Stock on May 1, 2028.

The Original Issue Price is $2.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such shares.

If required by the applicable Nasdaq listing requirements, no holder of Series D Preferred Stock shall have the right to convert any shares of Series D Preferred Stock, without the consent of a majority of the total votes cast on a proposal with regard thereto voted on a duly called shareholder meeting with the necessary quorum of shareholders represented. If such stockholder approval is not obtained on or before May 1, 2027, the shares of Series D Preferred Stock held by each holder shall automatically convert only to the extent of such holder’s shares of Series D Preferred Stock, multiplied by the Pro Rata Portion (as defined in the Series D Certificate). Any shares of Series D Preferred Stock not so converted shall be automatically redeemed in accordance with the Series D Certificate.

The description of the Series D Certificate herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Series D Certificate, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company does not intend to list the Series D Preferred Stock on any securities exchange or nationally recognized trading system and there is no established trading market for the Series D Preferred Stock.

This Current Report on Form 8-K, including this Item 5.03, shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1

Certificate of Designation of Preferences, Rights and Limitations of Series D1 Convertible Preferred Stock, Series D2 Convertible Preferred Stock and Series D3 Convertible Preferred Stock of Interactive Strength Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	March 11, 2026	By:	/s/ Caleb Morgret
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)